Exhibit 99.1

Strategic Education, Inc. Reports Fourth Quarter 2018 Results; Strong Enrollment Growth at Both Strayer University and Capella University

HERNDON, Va.--(BUSINESS WIRE)--March 1, 2019--Strategic Education, Inc. (SEI) (NASDAQ: STRA) today announced financial results for the period ended December 31, 2018.

Karl McDonnell, Chief Executive Officer of SEI said, “We are very pleased with the organization’s strong results in 2018, which were achieved while closing our merger and integrating corporate functions. Our particularly strong fourth quarter results position us well for 2019 as we leverage our new scale and capabilities to continue to deliver near-term growth, and long-term economic mobility for our students and learners.”

STRATEGIC EDUCATION, INC. CONSOLIDATED RESULTS

[Note: Strategic Education, Inc.’s financial results for any periods ended prior to August 1, 2018 do not include the financial results of Capella Education Company, and are therefore not directly comparable.]

Three Months Ended December 31

  Revenue increased 104.0% to $242.1 million compared to $118.7 million for the same period in 2017. Revenue in 2018 includes the impact of a purchase accounting adjustment of $2.5 million to reflect Capella University deferred revenue at fair value. Adjusted revenue, which is a non-GAAP financial measure and excludes the aforementioned deferred revenue adjustment, increased 106.1% to $244.6 million compared to $118.7 million for the same period in 2017. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.
  Income from operations was $18.9 million compared to $11.7 million for the same period in 2017. Income from operations in 2018 includes the impact of the aforementioned deferred revenue adjustment, $15.4 million of amortization expense related to assets acquired in the merger with Capella Education Company, $8.0 million in costs associated with the merger with Capella Education Company, a $0.3 million charge resulting from the impairment of intangible assets associated with The New York Code + Design Academy, and a $0.3 million charge to the Company’s reserve for leases on facilities no longer in use. Income from operations in 2017 included $8.5 million in costs associated with the merger with Capella Education Company. Adjusted income from operations was $45.4 million in 2018 compared to $20.2 million for the same period in 2017. The adjusted operating income margin was 18.6% compared to 17.0% for the same period in 2017.
  Net income, which includes the adjustments described above and certain tax benefits, including the effects of the new lower federal income tax rate, was $22.5 million in 2018 compared to a net loss of $6.5 million in 2017. Adjusted net income was $34.4 million compared to adjusted net income of $12.3 million for the same period in 2017.
  Earnings before interest, taxes, depreciation, and amortization (EBITDA) was $44.3 million in 2018 compared to $16.7 million in 2017. Adjusted EBITDA was $59.2 million compared to $28.6 million for the same period in 2017.
  Diluted earnings per share was $1.02 compared to a loss per share of $0.61 for the same period in 2017. Adjusted diluted earnings per share increased to $1.56 from $1.09 for the same period in 2017. Diluted weighted average shares outstanding increased to 22,033,000 from 11,273,000 for the same period in 2017, due primarily to new shares issued to facilitate the merger with Capella Education Company.

Year Ended December 31

  Revenue increased 39.4% to $634.2 million compared to $454.9 million in 2017. Revenue in 2018 includes the impact of a purchase accounting adjustment of $28.7 million to reflect Capella University deferred revenue at fair value. Adjusted revenue, which is a non-GAAP financial measure and excludes the aforementioned deferred revenue adjustment, increased 45.7% to $662.9 million compared to $454.9 million in 2017. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.
  The Company reported a loss from operations of $22.7 million, compared to income of $52.2 million in 2017. Loss from operations in 2018 includes the impact of the aforementioned deferred revenue adjustment, $25.7 million of amortization expense related to assets acquired in the merger with Capella Education Company, $45.7 million in costs associated with the merger with Capella Education Company, $19.6 million in charges resulting from the impairment of goodwill and intangible assets associated with The New York Code + Design Academy, and a $0.3 million charge to increase the Company’s reserve for leases on facilities no longer in use. Income from operations in 2017 included $11.9 million in costs associated with the merger with Capella Education Company, a $7.8 million benefit associated with the reduction to the value of contingent consideration related to the Company’s acquisition of The New York Code + Design Academy, and a $0.3 million charge to increase the Company’s reserve for leases on facilities no longer in use. Adjusted income from operations was $97.4 million in 2018 compared to $56.6 million in 2017. The adjusted operating income margin was 14.7% compared to 12.4% in 2017.
  Net loss, which includes the adjustments described above and certain tax benefits, including the effects of the new lower federal income tax rate, was $15.7 million in 2018 compared to net income of $20.6 million in 2017. Adjusted net income was $75.1 million compared to adjusted net income of $34.9 million in 2017.
  Earnings before interest, taxes, depreciation, and amortization (EBITDA) was $31.8 million in 2018 compared to $70.9 million in 2017. Adjusted EBITDA was $139.7 million compared to $88.7 million in 2017.
  Loss per share was $1.03 compared to diluted earnings per share of $1.84 in 2017. Adjusted diluted earnings per share increased to $4.75 from $3.11 in 2017. Diluted weighted average shares outstanding increased to 15,801,000 from 11,199,000 in 2017.

Strayer University Segment Highlights

  The Strayer University segment is comprised of Strayer University, including its programs offered through the Jack Welch Management Institute.
  For the fourth quarter, student enrollment at Strayer University increased 8.9% to 52,447 compared to 48,144 for the same period in 2017. New student enrollment for the period increased 9.2% and continuing student enrollment for the period increased 8.9%. Full-year 2018 student enrollment at Strayer University increased 8.1% and new student enrollment increased 8.7% compared to 2017.
  Revenue increased 8.5% to $127.5 million in the fourth quarter of 2018 compared to $117.5 million for the same period in 2017, driven primarily by higher fourth quarter enrollment.
  Income from operations increased to $24.0 million in the fourth quarter of 2018 from $21.7 million for the same period in 2017. The operating income margin was 18.8%, compared to 18.5% for the same period in 2017.
  Strayer University opened its third and fourth new campuses for 2018 in El Paso, Texas and Decatur, Alabama for a total of four new campuses opened in 2018. The University is planning to open six to eight additional new campuses in 2019.

Capella University Segment Highlights

  The Capella University segment consists solely of Capella University.
  For the fourth quarter, student enrollment at Capella University increased 2.4% to 38,409 compared to 37,517 for the same period in 2017. New student enrollment for the period increased 10.6% and continuing student enrollment for the period increased 1.0%. Full-year 2018 student enrollment at Capella University increased 0.7% and new student enrollment increased 10.0% compared to 2017.
  FlexPath continued to be a significant driver of new and total enrollment growth in the fourth quarter of 2018, and is now 28% of Capella University’s bachelor’s and master’s degrees total enrollment.
  Revenue was $111.1 million in the fourth quarter of 2018 and reflects higher enrollment and a slight increase in revenue-per-learner. Revenue in the fourth quarter of 2018 includes the impact of a purchase accounting adjustment of $2.5 million to reflect deferred revenue at fair value in connection with the merger. Excluding this purchase accounting adjustment, Capella University revenue was $113.7 million.
  Income from operations was $20.7 million in the fourth quarter of 2018, which includes the impact from the aforementioned deferred revenue adjustment. Adjusted income from operations was $23.2 million in the fourth quarter of 2018, and the adjusted operating income margin was 20.4%.
  The Company is currently planning to open Capella University learner support centers, pending regulatory approval, in Orlando, Florida and Atlanta, Georgia in the first half of 2019.

Non-Degree Programs Segment Highlights

  The non-degree programs segment includes Hackbright Academy, DevMountain, The New York Code + Design Academy, and Sophia.
  For the fourth quarter, revenue increased to $3.5 million from $1.3 million for the same period in 2017, primarily due to the inclusion of revenue from DevMountain, Hackbright Academy, and Sophia.
  Loss from operations was $1.8 million in the fourth quarter of 2018 compared to a loss of $1.6 million in the same period in 2017.

BALANCE SHEET AND CASH FLOW

At December 31, 2018, Strategic Education, Inc. had cash, cash equivalents, and marketable securities of $386.5 million, and no debt. Cash provided by operations in 2018 was $46.9 million compared to cash provided by operations of $56.2 million in 2017. The decrease in cash flow from operations was primarily due to cash payments of costs related to the merger with Capella Education Company. Capital expenditures for 2018 were $27.5 million compared to $18.1 million in 2017. Capital expenditures for 2019 are expected to be between $40 million and $45 million.

For the fourth quarter of 2018, consolidated bad debt expense as a percentage of revenue was 6.1% of reported and adjusted revenue, compared to 5.8% for the same period in 2017.

COMMON STOCK CASH DIVIDEND

SEI announced today that it declared a regular, quarterly cash dividend of $0.50 per share of common stock. This dividend will be paid on March 18, 2019 to shareholders of record as of March 4, 2019.

CONFERENCE CALL WITH MANAGEMENT

SEI will host a conference call to discuss its fourth quarter 2018 earnings results at 10:00 a.m. (ET) today. To participate in the live call, investors should dial (877) 303-9047 ten minutes prior to the start time. In addition, the call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section.

About SEI

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to enabling economic mobility with education. We serve working adult students through a range of educational opportunities that include: Strayer University and Capella University (separate institutions that are each regionally accredited), which collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs; a Top-25 Princeton Review-ranked online MBA program through the Jack Welch Management Institute at Strayer University; self-paced courses for college credit through Sophia; customized degrees for corporations through Degrees@Work; and non-degree web and mobile application development courses through DevMountain, Generation Code, Hackbright Academy, and The New York Code + Design Academy. These programs help our students prepare for success in today’s jobs and find a path to bettering their lives.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance of SEI; SEI’s plans, strategies and prospects; and future events and expectations. The statements are based on SEI’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

  SEI’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as regional accreditation standards and state regulatory requirements;
  rulemaking by the Department of Education and increased focus by the U.S. Congress on for-profit education institutions;
  the pace of growth of student enrollment;
  competitive factors;
  risks associated with the opening of new campuses;
  risks associated with the offering of new educational programs and adapting to other changes;
  risks relating to the timing of regulatory approvals;
  SEI’s ability to implement its growth strategy;
  the risk that the benefits of the merger with Capella Education Company, including expected synergies, may not be fully realized or may take longer to realize than expected;
  the risk that the combined company may experience difficulty integrating employees or operations;
  risks associated with the ability of SEI’s students to finance their education in a timely manner;
  general economic and market conditions; and
  additional factors described in SEI’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond SEI’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to SEI on the date they are made, and SEI undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

STRATEGIC EDUCATION, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2017	2018	2017	2018

Revenues	$118,707	$242,103	$454,851	$634,185
Costs and expenses:
Instruction and educational support	65,118	118,320	249,939	340,076
Marketing	17,840	49,577	82,540	136,979
Admissions advisory	4,681	12,392	19,004	31,466
General and administration	10,915	18,964	46,792	57,056
Amortization of intangible assets	-	15,416	-	25,694
Merger costs	8,465	7,954	11,879	45,745
Fair value adjustments and impairment of intangible assets	-	605	(7,512)	19,909
Total costs and expenses	107,019	223,228	402,642	656,925
Income (loss) from operations	11,688	18,875	52,209	(22,740)
Other income	181	1,755	437	3,601
Income (loss) before income taxes	11,869	20,630	52,646	(19,139)
Provision (benefit) for income taxes	18,364	(1,825)	32,034	(3,468)
Net income (loss)	$(6,495)	$22,455	$20,612	$(15,671)
Earnings (loss) per share:
Basic	$(0.61)	$1.05	$1.93	$(1.03)
Diluted	$(0.61)	$1.02	$1.84	$(1.03)
Weighted average shares outstanding:
Basic	10,701	21,335	10,678	15,190
Diluted	11,273	22,033	11,199	15,801
Cash dividend paid per share	$0.25	$0.50	$1.00	$1.50

STRATEGIC EDUCATION, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	December 31,
	2017	2018
ASSETS
Current assets:
Cash and cash equivalents	$155,933	$311,732
Marketable securities, current	-	37,121
Tuition receivable, net	23,122	55,694
Other current assets	11,293	15,814
Total current assets	190,348	420,361
Property and equipment, net	73,763	122,677
Marketable securities, non-current	-	37,678
Deferred income tax assets	24,452	-
Intangible assets, net	7,260	328,344
Goodwill	20,744	732,540
Other assets	4,711	19,429
Total assets	$321,278	$1,661,029

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$46,177	$85,979
Income taxes payable	1,038	419
Contract liabilities	21,851	38,733
Total current liabilities	69,066	125,131
Deferred income tax liabilities	-	59,358
Other long-term liabilities	43,015	51,316
Total liabilities	112,081	235,805
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 11,167,425 and 21,743,498 shares issued and outstanding at December 31, 2017 and 2018, respectively	112	217
Additional paid-in capital	47,079	1,306,653
Accumulated other comprehensive income	-	32
Retained earnings	162,006	118,322
Total stockholders' equity	209,197	1,425,224
Total liabilities and stockholders' equity	$321,278	$1,661,029

STRATEGIC EDUCATION, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Year Ended
	December 31,
	2017	2018

Cash flows from operating activities:
Net income (loss)	$20,612	$(15,671)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of gain on sale of assets	(133)	-
Amortization of deferred rent	(1,780)	(1,716)
Amortization of deferred financing costs	262	292
Amortization of investment discount/premium	-	298
Depreciation and amortization	18,733	54,543
Deferred income taxes	6,429	(16,322)
Stock-based compensation	11,627	15,532
Fair value adjustments and impairment of intangible assets	(7,512)	19,909
Changes in assets and liabilities:
Tuition receivable, net	(3,250)	7,880
Other current assets	(526)	3,768
Other assets	1,582	(135)
Accounts payable and accrued expenses	4,468	1,140
Income taxes payable and income taxes receivable	(629)	(516)
Contract liabilities	8,212	(19,329)
Other long-term liabilities	(1,938)	(2,806)
Net cash provided by operating activities	56,157	46,867
Cash flows from investing activities:
Net cash acquired in acquisition	-	167,859
Purchases of property and equipment	(18,051)	(27,547)
Purchases of marketable securities	-	(25,304)
Maturities of marketable securities	-	16,367
Other investments	-	(1,238)
Net cash (used in) provided by investing activities	(18,051)	130,137
Cash flows from financing activities:
Common dividends paid	(11,416)	(27,842)
Net proceeds from exercise of stock options	-	8,648
Taxes paid for restricted stock units	-	(859)
Payment of deferred financing costs	-	(1,162)
Net cash used in financing activities	(11,416)	(21,215)
Net increase in cash, cash equivalents, and restricted cash	26,690	155,789
Cash, cash equivalents, and restricted cash - beginning of period	129,758	156,448
Cash, cash equivalents, and restricted cash - end of period	$156,448	$312,237
Noncash transactions:
Purchases of property and equipment included in accounts payable	$1,734	$1,029

STRATEGIC EDUCATION, INC.
UNAUDITED SEGMENT REPORTING
(Amounts in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2017	2018	2017	2018

Revenues:
Strayer University	$117,453	$127,461	$449,547	$471,104
Capella University	-	111,126	-	154,918
Non-Degree Programs	1,254	3,516	5,304	8,163
Consolidated revenues	$118,707	$242,103	$454,851	$634,185

Income (loss) from operations:
Strayer University	$21,729	$23,974	$64,801	$68,188
Capella University	-	20,666	-	6,340
Non-Degree Programs	(1,576)	(1,790)	(8,225)	(5,920)
Amortization of intangible assets	-	(15,416)	-	(25,694)
Merger costs	(8,465)	(7,954)	(11,879)	(45,745)
Fair value adjustments and impairment of intangible assets	-	(605)	7,512	(19,909)
Consolidated income (loss) from operations	$11,688	$18,875	$52,209	$(22,740)

Non-GAAP Financial Measures

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We discuss management's reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, income from operations, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of its ongoing operations before the impact of certain items described below. These measures are Adjusted Revenue, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Revenue, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) a purchase accounting adjustment to record Capella University deferred revenue at fair value as a result of the Company's merger with Capella Education Company, (2) amortization expense related to intangible assets associated with the Company’s merger with Capella Education Company, (3) transaction and integration costs associated with the Company’s merger with Capella Education Company, (4) fair value adjustments to the value of contingent consideration, impairment charges for intangible assets related to the Company's acquisition of The New York Code + Design Academy, and adjustments to reserves for leases on facilities no longer in use, and (5) discrete tax adjustments utilizing adjusted annual effective income tax rates of 27.1% and 39.5% for the fourth quarter of 2018 and 2017, respectively, and 25.6% and 38.8% for the 2018 and 2017 year-to-date periods. We define EBITDA as net income before provision (benefit) for income taxes, other income, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude the amounts in (1), (3), and (4) above, and stock-based compensation expense. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED INCOME FROM OPERATIONS, ADJUSTED NET INCOME, AND ADJUSTED EPS
(Amounts in thousands, except per share data)

	For the Three Months Ended December 31, 2018
		Non-GAAP Adjustments
	As Reported (GAAP)	Deferred Revenue Adjustment (1)	Amortization of Acquired Assets (2)	Merger Costs (3)	Fair Value Adjustments and Impairment of Intangible Assets (4)	Tax Adjustments (5)	As Adjusted (Non- GAAP)
Revenue	$242,103	$2,534	$-	$-	$-	$-	$244,637
Costs and expenses:
Instruction and educational support	118,320	-	-	-	-	-	118,320
Marketing	49,577	-	-	-	-	-	49,577
Admissions advisory	12,392	-	-	-	-	-	12,392
General and administration	18,964	-	-	-	-	-	18,964
Amortization of intangible assets	15,416	-	(15,416)	-	-	-	-
Merger costs	7,954	-	-	(7,954)	-	-	-
Fair value adjustments and impairment of intangible assets	605	-	-	-	(605)	-	-
Total costs and expenses	223,228	-	(15,416)	(7,954)	(605)	-	199,253
Income from operations	18,875	2,534	15,416	7,954	605	-	45,384
Other income, net	1,755	-	-	-	-	-	1,755
Income before income taxes	20,630	2,534	15,416	7,954	605	-	47,139
Provision (benefit) for income taxes	(1,825)	-	-	-	-	14,600	12,775
Net income (loss)	$22,455	$2,534	$15,416	$7,954	$605	$(14,600)	$34,364
Earnings per share:
Basic	$1.05						$1.61
Diluted	$1.02						$1.56
Weighted average shares outstanding:
Basic	21,335						21,335
Diluted	22,033						22,033

	For the Three Months Ended December 31, 2017
		Non-GAAP Adjustments
	As Reported (GAAP)	Deferred Revenue Adjustment (1)	Amortization of Acquired Assets (2)	Merger Costs (3)	Fair Value Adjustments and Impairment of Intangible Assets (4)	Tax Adjustments (5)	As Adjusted (Non- GAAP)
Revenue	$118,707	$-	$-	$-	$-	$-	$118,707
Costs and expenses:
Instruction and educational support	65,118	-	-	-	-	-	65,118
Marketing	17,840	-	-	-	-	-	17,840
Admissions advisory	4,681	-	-	-	-	-	4,681
General and administration	10,915	-	-	-	-	-	10,915
Amortization of intangible assets	-	-	-	-	-	-	-
Merger costs	8,465	-	-	(8,465)	-	-	-
Fair value adjustments and impairment of intangible assets	-	-	-	-	-	-	-
Total costs and expenses	107,019	-	-	(8,465)	-	-	98,554
Income from operations	11,688	-	-	8,465	-	-	20,153
Other income, net	181	-	-	-	-	-	181
Income before income taxes	11,869	-	-	8,465	-	-	20,334
Provision (benefit) for income taxes	18,364	-	-	-	-	(10,332)	8,032
Net income (loss)	$(6,495)	$-	$-	$8,465	$-	$10,332	$12,302
Earnings per share:
Basic	$(0.61)						$1.15
Diluted	$(0.61)						$1.09
Weighted average shares outstanding:
Basic	10,701						10,701
Diluted	11,273						11,273

(1)	Reflects a purchase accounting adjustment to record Capella University deferred revenue at fair value as a result of the Company's merger with Capella Education Company.
(2)	Reflects amortization expense related to intangible assets acquired in the Company's merger with Capella Education Company.
(3)	Reflects transaction and integration charges associated with the Company's merger with Capella Education Company.
(4)	Reflects charges for the impairment of intangible assets of $0.3 million related to the Company's acquisition of The New York Code + Design Academy, Inc., and adjustments to increase the Company's reserve for leases on facilities no longer in use of $0.3 million in 2018.
(5)	Reflects tax adjustments, utilizing an adjusted effective tax rate of 27.1% for 2018 and 39.5% for 2017.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED INCOME FROM OPERATIONS, ADJUSTED NET INCOME, AND ADJUSTED EPS
(Amounts in thousands, except per share data)

	For the Year Ended December 31, 2018
		Non-GAAP Adjustments
	As Reported (GAAP)	Deferred Revenue Adjustment (1)	Amortization of Acquired Assets (2)	Merger Costs (3)	Fair Value Adjustments and Impairment of Intangible Assets (4)	Tax Adjustments (5)	As Adjusted (Non- GAAP)
Revenue	$634,185	$28,748	$-	$-	$-	$-	$662,933
Costs and expenses:
Instruction and educational support	340,076	-	-	-	-	-	340,076
Marketing	136,979	-	-	-	-	-	136,979
Admissions advisory	31,466	-	-	-	-	-	31,466
General and administration	57,056	-	-	-	-	-	57,056
Amortization of intangible assets	25,694	-	(25,694)	-	-	-	-
Merger costs	45,745	-	-	(45,745)	-	-	-
Fair value adjustments and impairment of intangible assets	19,909	-	-	-	(19,909)	-	-
Total costs and expenses	656,925	-	(25,694)	(45,745)	(19,909)	-	565,577
Income (loss) from operations	(22,740)	28,748	25,694	45,745	19,909	-	97,356
Other income, net	3,601	-	-	-	-	-	3,601
Income (loss) before income taxes	(19,139)	28,748	25,694	45,745	19,909	-	100,957
Provision (benefit) for income taxes	(3,468)	-	-	-	-	29,348	25,880
Net income (loss)	$(15,671)	$28,748	$25,694	$45,745	$19,909	$(29,348)	$75,077
Earnings per share:
Basic	$(1.03)						$4.94
Diluted	$(1.03)						$4.75
Weighted average shares outstanding:
Basic	15,190						15,190
Diluted	15,801						15,801

	For the Year Ended December 31, 2017
		Non-GAAP Adjustments
	As Reported (GAAP)	Deferred Revenue Adjustment (1)	Amortization of Acquired Assets (2)	Merger Costs (3)	Fair Value Adjustments and Impairment of Intangible Assets (4)	Tax Adjustments (5)	As Adjusted (Non- GAAP)
Revenue	$454,851	$-	$-	$-	$-	$-	$454,851
Costs and expenses:
Instruction and educational support	249,939	-	-	-	-	-	249,939
Marketing	82,540	-	-	-	-	-	82,540
Admissions advisory	19,004	-	-	-	-	-	19,004
General and administration	46,792	-	-	-	-	-	46,792
Amortization of intangible assets	-	-	-	-	-	-	-
Merger costs	11,879	-	-	(11,879)	-	-	-
Fair value adjustments and impairment of intangible assets	(7,512)	-	-	-	7,512	-	-
Total costs and expenses	402,642	-	-	(11,879)	7,512	-	398,275
Income (loss) from operations	52,209	-	-	11,879	(7,512)	-	56,576
Other income, net	437	-	-	-	-	-	437
Income (loss) before income taxes	52,646	-	-	11,879	(7,512)	-	57,013
Provision (benefit) for income taxes	32,034	-	-	-	-	(9,892)	22,142
Net income (loss)	$20,612	$-	$-	$11,879	$(7,512)	$9,892	$34,871
Earnings per share:
Basic	$1.93						$3.27
Diluted	$1.84						$3.11
Weighted average shares outstanding:
Basic	10,678						10,678
Diluted	11,199						11,199

(1)	Reflects a purchase accounting adjustment to record Capella University deferred revenue at fair value as a result of the Company's merger with Capella Education Company.
(2)	Reflects amortization expense related to intangible assets acquired in the Company's merger with Capella Education Company.
(3)	Reflects transaction and integration charges associated with the Company's merger with Capella Education Company.
(4)	Reflects adjustments to decrease the value of contingent consideration of $7.8 million and adjustments to increase the Company's reserve for leases on facilities no longer in use of $0.3 million in 2017 as well as charges for the impairment of intangible assets of $19.6 million related to the Company's acquisition of The New York Code + Design Academy, Inc. and adjustments to increase the Company's reserve for leases on facilities no longer in use of $0.3 million in 2018.
(5)	Reflects tax adjustments, utilizing an adjusted annual effective tax rate of 25.6% for 2018 and 38.8% for 2017.

STRATEGIC EDUCATION, INC.
UNAUDITED NON-GAAP SEGMENT REPORTING
(Amounts in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2017	2018	2017	2018

Revenues:
Strayer University	$117,453	$127,461	$449,547	$471,104
Capella University	-	111,126	-	154,918
Non-Degree Programs	1,254	3,516	5,304	8,163
Consolidated revenues	118,707	242,103	454,851	634,185

Adjustments to deferred revenues:
Strayer University	-	-	-	-
Capella University	-	2,534	-	28,748
Non-Degree Programs	-	-	-	-
Consolidated revenues	-	2,534	-	28,748

Adjusted revenues by segment:
Strayer University	117,453	127,461	449,547	471,104
Capella University	-	113,660	-	183,666
Non-Degree Programs	1,254	3,516	5,304	8,163
Consolidated revenues	$118,707	$244,637	$454,851	$662,933

Income (loss) from operations:
Strayer University	$21,729	$23,974	$64,801	$68,188
Capella University	-	20,666	-	6,340
Non-Degree Programs	(1,576)	(1,790)	(8,225)	(5,920)
Amortization of intangible assets	-	(15,416)	-	(25,694)
Merger costs	(8,465)	(7,954)	(11,879)	(45,745)
Fair value adjustments and impairment of intangible assets	-	(605)	7,512	(19,909)
Consolidated income (loss) from operations	11,688	18,875	52,209	(22,740)

Adjustments to consolidated income (loss) from operations:
Deferred revenue adjustment	-	2,534	-	28,748
Amortization of intangible assets	-	15,416	-	25,694
Merger costs	8,465	7,954	11,879	45,745
Fair value adjustments and impairment of intangible assets	-	605	(7,512)	19,909
Total adjustments to consolidated income (loss) from operations	8,465	26,509	4,367	120,096

Adjusted income from operations by segment:
Strayer University	21,729	23,974	64,801	68,188
Capella University	-	23,200	-	35,088
Non-Degree Programs	(1,576)	(1,790)	(8,225)	(5,920)
Total adjusted income from operations by segment	$20,153	$45,384	$56,576	$97,356

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
(Amounts in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2017	2018	2017	2018

Net (loss) income	$(6,495)	$22,455	$20,612	$(15,671)
Provision (benefit) for income taxes	18,364	(1,825)	32,034	(3,468)
Other income	(181)	(1,755)	(437)	(3,601)
Depreciation and amortization	5,014	25,436	18,733	54,543
EBITDA (1)	16,702	44,311	70,942	31,803
Stock-based compensation	3,034	3,781	11,603	13,291
Merger costs (2)	8,465	7,954	11,879	45,011
Fair value adjustments and impairment of intangible assets (3)	381	605	(5,757)	20,798
Deferred revenue adjustment (4)	-	2,534	-	28,748
Adjusted EBITDA (1)	$28,582	$59,185	$88,667	$139,651

(1)	Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management's reasons for providing this information.
(2)	Reflects transaction and integration charges associated with the Company's merger with Capella Education Company. Excludes $0.7 million of depreciation and amortization expense for the twelve months ended December 31, 2018, and includes $24 thousand and $2.2 million of stock-based compensation expense for the twelve months ended December 31, 2017 and 2018, respectively.
(3)	Reflects adjustments to the value of purchase consideration, charges for the impairment of intangible assets related to the Company's acquisition of The New York Code + Design Academy, Inc., and adjustments to the Company's reserve for leases on facilities no longer in use.
(4)	Reflects a purchase accounting adjustment to record Capella University deferred revenue at fair value as a result of the Company's merger with Capella Education Company.

CONTACT:
Terese Wilke
Manager, Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com